UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2023 (March 7, 2023)

LogicMark, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36616	46-0678374
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 Diode Lane Louisville, KY 40299	40299
(Address of registrant’s principal executive office)	(Zip code)

Registrant’s telephone number, including area code: (502) 442-7911

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LGMK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On March 7, 2023, LogicMark, Inc. (the “Company”) held a Special Meeting of Stockholders (the “Special Meeting”). Set forth below are the five proposals that were voted on at the Special Meeting and the stockholder votes on each such proposal, as certified by the inspector of elections for the Special Meeting. These proposals are described in further detail in the Definitive Proxy Statement filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on January 31, 2023, as amended on February 2, 2023 (the “Proxy Statement”).

As of the close of business on January, 25, 2023, the record date for the Special Meeting, 23,864,365 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), were issued, outstanding and entitled to vote, 200 shares of the Company’s Series C Non-Convertible Voting Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock”), were issued, outstanding and entitled to vote, held by one record holder, and 173,333 shares of the Company’s Series F Convertible Preferred Stock, par value $0.0001 per share (the “Series F Preferred Stock”), were issued, outstanding and entitled to vote, held by one record holder. Holders of shares of Common Stock and the holder of the shares of Series C Preferred Stock were entitled to one vote per share for each share of Common Stock and/or share of Series C Preferred Stock held by them. The holder of shares of Series F Preferred Stock was entitled to vote on an as-converted to Common Stock basis, entitling such holder to 66,505 votes for the 173,333 shares of Series F Preferred Stock held by such holder. Stockholders holding an aggregate of 17,828,334 votes were present at the Special Meeting, in person or represented by proxy, which number constituted a quorum.

Proposal 1 - The appointment of BPM as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2022 was ratified by the affirmative vote of a majority of the shares outstanding and entitled to vote on the matter. The final voting results were as follows:

For	Against	Abstain
17,549,510	216,995	61,829

Proposal 2 - The adoption of the Company’s 2023 Stock Incentive Plan was approved by the affirmative vote of a majority of the shares outstanding and entitled to vote on the matter. The final voting results were as follows:

For	Against	Abstain
11,974,533	821,670	18,228

There were 5,013,903 broker non-votes for the second proposal.

Proposal 3 - The reincorporation of the Company from the State of Delaware to the State of Nevada pursuant to a merger with and into a to-be-formed wholly-owned subsidiary of the Company created solely for the purpose of effecting the reincorporation merger was approved by the affirmative vote of a majority of the shares outstanding and entitled to vote on the matter. The final voting results were as follows:

For	Against	Abstain
12,552,261	249,312	12,858

There were 5,013,903 broker non-votes for the third proposal.

Proposal 4 - The proposal to amend the Company’s certificate of incorporation, as amended, as then in effect (the “Charter”) to effect a reverse stock split of all of the Company’s outstanding shares of Common Stock (the “Common Stock Reverse Stock Split”) by a ratio in the range of one-for-five to one-for-twenty (the “Common Stock Reverse Stock Split Proposal”) was approved by the affirmative vote of a majority of the shares outstanding and entitled to vote on the matter. The final voting results were as follows:

For	Against	Abstain
16,950,888	857,881	19,565

Proposal 5 - The proposal to amend the Charter by amending the Company’s Certificate of Designations, Preferences and Rights of Series C Preferred Stock, as amended, to (i) effect the reverse stock split of all of the Series C Preferred Stock by the same ratio that the Company’s board of directors selects for the Common Stock Reverse Stock Split described in the Common Stock Reverse Stock Split Proposal (the “Series C Preferred Reverse Stock Split”), and (ii) proportionally increase the stated value of the Series C Preferred Stock to reflect the ratio selected for the Series C Preferred Reverse Stock Split, was approved by the affirmative vote of a majority of the shares outstanding and entitled to vote on the matter. The final voting results were as follows:

For	Against	Abstain
17,119,382	690,526	18,426

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 8, 2023	LogicMark, Inc.

	By:	/s/ Mark Archer
		Name:	Mark Archer
		Title:	Chief Financial Officer

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